EXHIBIT 10.7
CPM HOLDINGS, INC.
2004 EQUITY INCENTIVE PLAN
     1. Purposes of the Plan. The purposes of the CPM Holdings, Inc. 2004 Equity Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Directors and to promote the success of the Company’s business. Options granted under the Plan may be Incentive Stock Options or Non-Qualified Stock Options, as determined by the Administrator at the time of grant. Shares of Restricted Stock may also be awarded under the Plan. The Plan shall be effective as of December 31, 2003 (the “Effective Date”).
     2. Definitions. As used herein, the following definitions shall apply:
     (a) “Administrator” means the Board or the Committee responsible for conducting the general administration of the Plan, as applicable, in accordance with Section 4 hereof.
     (b) “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options are granted or shares of Restricted Stock are awarded under the Plan.
     (c) “Board” means the Board of Directors of the Company.
     (d) “Code” means the Internal Revenue Code of 1986, as amended.
     (e) “Change in Control” shall mean (i) a merger or consolidation of the Company with any other person or entity (other than a wholly-owned subsidiary of the Company) other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) 50% or more of the combined voting power of voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation affected to implement a recapitalization of the Company (or similar transaction); (ii) the sale of 50% or more of the voting securities of the Company in a single transaction or a series of related transactions; or (iii) a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets.
     (f) “Committee” means the Compensation Committee of the Board or other committee appointed by the Board in accordance with Section 4 hereof; provided that if no Compensation Committee exists and no other committee has been appointed in accordance with Section 4, then the full Board shall serve as the Committee.

     (g) “Common Stock” means the Common Stock of the Company, par value $0.001 per share.
     (h) “Company” means CPM Holdings, Inc., a Delaware corporation.
     (i) “Director” means a member of the Board.
     (j) “Effective Date” shall have the meaning set forth in Section 1.
     (k) “Employee” means any person, including an officer or Director, who is an employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient, by itself, to constitute “employment” by the Company.
     (l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     (m) “Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows:
     (i) If the Common Stock is listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for a share of such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
     (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for a share of the Common Stock on the last market trading day prior to the day of determination; or
     (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.
     (n) “Holder” means a person who has been granted an Option or Restricted Stock award or who holds Shares acquired pursuant to a Restricted Stock award or the exercise of an Option.
     (o) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and which is designated as an Incentive Stock Option by the Administrator.

     (p) “Independent Director” means a Director who is not an Employee of the Company.
     (q) “Non-Qualified Stock Option” means an Option (or portion thereof) that is not designated as an Incentive Stock Option by the Administrator, or which is designated as an Incentive Stock Option by the Administrator but fails to qualify as an incentive stock option within the meaning of Section 422 of the Code.
     (r) “Option” means a stock option granted pursuant to the Plan.
     (s) “Option Agreement” means a written agreement between the Company and a Holder evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.
     (t) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
     (u) “Plan” means the CPM Holdings, Inc. 2004 Equity Incentive Plan, as amended from time to time.
     (v) “Public Trading Date” means the first date upon which Common Stock of the Company is listed (or approved for listing) upon notice of issuance on any exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.
     (w) “Restricted Stock” means Shares acquired pursuant to the exercise of an unvested Option in accordance with Section 10(h) below or pursuant to a Restricted Stock award granted under Section 12 below.
     (x) “Rule 16b-3” means that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.
     (y) “Section 16(b)” means Section 16(b) of the Exchange Act.
     (z) “Securities Act” means the Securities Act of 1933, as amended.
     (aa) “Service Provider” means an Employee or Director.
     (bb) “Share” means a share of Common Stock, as adjusted in accordance with Section 13 below.
     (cc) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
     3. Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the shares of stock subject to Options or Restricted Stock awards shall be Common Stock. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be issued upon exercise of such Options or granted as Restricted Stock awards is 125,000;

provided, however, that, notwithstanding the foregoing, the maximum number of Shares that may be granted as Restricted Stock awards is 45,000; and, provided, further, that, notwithstanding the foregoing, the maximum number of Shares that may be received upon exercise of Options is 80,000. Shares issued upon exercise of Options or awarded as Restricted Stock may be authorized but unissued, or reacquired Shares. If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares which are delivered by the Holder or withheld by the Company upon the exercise of an Option or upon the grant, sale or vesting of a Restricted Stock award under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be optioned, granted or awarded hereunder, subject to the limitations of this Section 3. If Shares of Restricted Stock are forfeited by the Holder to the Company such Shares shall become available for future Restricted Stock awards under the Plan. Notwithstanding the provisions of this Section 3, no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an Incentive Stock Option under Code Section 422.
     4. Administration of the Plan.
     (a) Administrator. The Plan shall be administered by the Committee. The Committee shall have the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Committee shall thereafter be to such subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Notwithstanding the foregoing, however, from and after the Public Trading Date, a Committee of the Board shall administer the Plan and the Committee shall consist solely of two or more Independent Directors each of whom is both an “outside director,” within the meaning of Section 162(m) of the Code, and a “non-employee director” within the meaning of Rule 16b-3. Within the scope of such authority, the Board or the Committee may (i) delegate to a committee of one or more members of the Board who are not Independent Directors the authority to grant awards under the Plan to eligible persons who are either (A) not then “covered employees,” within the meaning of Section 162(m) of the Code and are not expected to be “covered employees” at the time of recognition of income resulting from such award or (B) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (ii) delegate to a committee of one or more members of the Board who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board.
     (b) Powers of the Administrator. Subject to the provisions of the Plan (including without limitation Section 4(c)) and the specific duties delegated by the Board to the Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion to:

     (i) Select the Service Providers to whom Options may be granted and Restricted Stock may be awarded from time to time hereunder;
     (ii) Determine the number of Shares to be covered by each such award granted hereunder;
     (iii) Approve forms of agreement for use under the Plan;
     (iv) Determine the terms and conditions of any Option or Restricted Stock award granted hereunder (such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Restricted Stock may vest or be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Restricted Stock award or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine);
     (v) Prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;
     (vi) Following the Public Trading Date, allow Holders to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or upon the grant, sale or vesting of any Restricted Stock award that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld based on the statutory withholding rates for federal and state tax purposes that apply to supplemental taxable income. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Holders to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; and
     (vii) Construe and interpret the terms of the Plan and awards granted pursuant to the Plan and to exercise such powers and perform such acts as the Administrator deems necessary or desirable to promote the best interests of the Company which are not in conflict with the provisions of the Plan.
     (c) Notwithstanding Section 4(b) 80,000 Shares shall be reserved for issuance upon the exercise of Options granted to Service Providers, as follows:
     (i) Options to purchase 40,000 Shares shall be granted pursuant to the Plan with an exercise price equal to 100% of the Fair Market Value per Share as of the date of grant and shall be subject to performance-based vesting (the “Performance % Options”). As of the Effective Date (A) Options to purchase not less than 90% of the Shares subject to the Performance Options shall be granted to those certain individuals named on Exhibit A hereto; and (B) Options to purchase the remaining 10% of the Shares subject to the Performance Options shall be granted other Service Providers designated by the Committee. The terms and conditions of each such Option shall be set forth in a written Incentive Stock Option Agreement entered into by and between the Company and the Holder in substantially the form attached hereto as Exhibit A-1.
     (ii) Options to purchase 40,000 Shares shall be granted pursuant to the Plan with an exercise price equal to 100% of the Fair Market Value per Share as of the date of grant and shall be subject to service-based vesting (the “Service Options”). As of the Effective Date (A) Options to purchase not less than 90% of the Shares subject to the Service Options shall be granted to those individual executives named on Exhibit B hereto; and (B) Options to purchase the remaining 10% of the Shares subject to the Service Options shall be granted other Service Providers designated by the Committee. The terms and conditions of each such Option shall be set forth in a written Incentive Stock Option Agreement entered into by and between the Company and the Holder in substantially the form attached hereto as Exhibit B-1.
     (d) Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Holders.
     5. Eligibility. Non-Qualified Stock Options and Restricted Stock awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees. If otherwise eligible, an Employee or Director who has been granted an Option or Restricted Stock awards may be granted additional Options or Restricted Stock.
     6. Limitations.
     (a) Each Option shall be designated by the Administrator in the Option Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares subject to a Holder’s Incentive Stock Options and other incentive stock options granted by the Company, any Parent or Subsidiary, which become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options or other options shall be treated as Non-Qualified Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.
     (b) Neither the Plan, any Option nor any Restricted Stock shall confer upon a Holder any right with respect to continuing the Holder’s employment with the Company, nor shall they interfere in any way with the Holder’s right or the Company’s right to terminate such employment relationship at any time, with or without cause.
     (c) No Service Provider shall be granted, in any calendar year, Options or Restricted Stock to purchase more than 50,000 Shares; provided, however, that the foregoing limitation shall not apply prior to the Public Trading Date and, following the Public Trading Date, the foregoing limitation shall not apply until the earliest of: (i) the first material modification of the Plan (including any increase in the number of shares reserved for issuance under the Plan in accordance with Section 3); (ii) the issuance of all of the shares of Common Stock reserved for issuance under the Plan; (iii) the expiration of the Plan; (iv) the first meeting of stockholders at which Directors of the Company are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security of the Company under Section 12 of the Exchange Act; or (v) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 13. For purposes of this Section 6(c), if an Option is canceled in the same calendar year it was granted (other than in connection with a transaction described in Section 13), the canceled Option will be counted against the limit set forth in this Section 6(c). For this purpose, if the exercise price of an Option is reduced, the transaction shall be treated as a cancellation of the Option and the grant of a new Option.
     7. Term of Plan. The Plan shall become effective upon the Effective Date and shall continue in effect until it is terminated under Section 15 of the Plan. No Options or Restricted Stock may be issued under the Plan after the tenth (10th) anniversary of the Effective Date.
     8. Term of Option. The term of each Option shall be stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to a Holder who, at the time the Option is granted, owns (or is treated as owning under Code Section 424) stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.
     9. Option Exercise Price and Consideration.
     (a) The per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator; provided, however, that in the case of an Incentive Stock Option (i) granted to an Employee who, at the time of grant of such Option, owns (or is treated as owning under Code Section 424) stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant, and (ii) granted to any other Employee, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing, Options may be granted in substitution of outstanding options with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.
     (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist of (i) cash; (ii) check; (iii) with the consent of the

Administrator (and at such time or times as the Administrator may prescribe), other Shares which (A) in the case of Shares acquired from the Company, have been owned by the Holder for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised; (iv) after the Public Trading Date and with the consent of the Administrator (A) surrendered Shares then issuable upon exercise of the Option having a Fair Market Value on the date of exercise equal to the aggregate exercise price of the Option or exercised portion thereof, or (B) delivery of a notice that the Holder has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Options and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided, that payment of such proceeds is then made to the Company upon settlement of such sale; or (v) with the consent of the Administrator, any combination of the foregoing methods of payment.
     10. Exercise of Option.
     (a) Vesting; Fractional Exercises. Options granted hereunder shall be vested and exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share.
     (b) Deliveries upon Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his or her office:
     (i) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;
     (ii) Such representations and documents as the Administrator, in its absolute discretion, deems necessary or advisable to effect compliance with Applicable Laws. The Administrator may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance, including, without limitation, placing legends on share certificates and issuing stop transfer notices to agents and registrars;
     (iii) Upon the exercise of all or a portion of an unvested Option pursuant to Section 10(h), a Restricted Stock purchase agreement in a form determined by the Administrator and signed by the Holder or other person then entitled to exercise the Option or such portion of the Option; and
     (iv) In the event that the Option shall be exercised pursuant to Section 10(f) by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option.

     (c) Conditions to Delivery of Share Certificates. The Company shall not be required to issue or deliver any certificate or certificates for Shares purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:
     (i) The admission of such Shares to listing on all stock exchanges on which such class of stock is then listed;
     (ii) The completion of any registration or other qualification of such Shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Administrator shall, in its absolute discretion, deem necessary or advisable;
     (iii) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;
     (iv) The lapse of such reasonable period of time following the exercise of the Option as the Administrator may establish from time to time for reasons of administrative convenience; and
     (v) The receipt by the Company of full payment for such Shares, including payment of any applicable withholding tax, which in the discretion of the Administrator may be in the form of consideration used by the Holder to pay for such Shares under Section 9(b).
     (d) Termination of Relationship as a Service Provider. If a Holder ceases to be a Service Provider other than by reason of the Holder’s disability or death, such Holder may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Holder’s termination. If, on the date of termination, the Holder is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option immediately cease to be issuable under the Option and shall again become available for issuance under the Plan. If, after termination, the Holder does not exercise his or her Option within the time period specified herein, the Option shall terminate, and the Shares covered by such Option shall again become available for issuance under the Plan.
     (e) Disability of Holder. If a Holder ceases to be a Service Provider as a result of the Holder’s disability, the Holder may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Holder’s termination. If such disability is not a “disability” as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option such Incentive Stock Option shall automatically cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option from and after the day which is three (3) months and one (1) day following such termination. If, on the date of termination, the Holder is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately cease to be issuable under the Option and shall again become available for issuance under the Plan. If, after termination, the Holder does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall again become available for issuance under the Plan.
     (f) Death of Holder. If a Holder dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Holder’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Holder’s termination. If, at the time of death, the Holder is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately cease to be issuable under the Option and shall again become available for issuance under the Plan. The Option may be exercised by the executor or administrator of the Holder’s estate or, if none, by the person(s) entitled to exercise the Option under the Holder’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall again become available for issuance under the Plan.
     (g) Regulatory Extension. A Holder’s Option Agreement may provide that if the exercise of the Option following the termination of the Holder’s status as a Service Provider (other than upon the Holder’s death or Disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in Section 8 or (ii) the expiration of a period of three (3) months after the termination of the Holder’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.
     (h) Early Exercisability. The Administrator may provide in the terms of a Holder’s Option Agreement that the Holder may, at any time before the Holder’s status as a Service Provider terminates, exercise the Option in whole or in part prior to the full vesting of the Option; provided, however, that subject to Section 20, Shares acquired upon exercise of an Option which has not fully vested may be subject to any forfeiture, transfer or other restrictions as the Administrator may determine in its sole discretion.
     11. Transferability.

     (a) Except as otherwise provided in Section 11(b):
     (i) No Option awarded under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until such Option has been exercised, or the shares underlying such Option have been issued, and all restrictions applicable to such shares have lapsed;
     (ii) Except as otherwise provided in that applicable Restricted Stock purchase agreement, no shares of Restricted Stock may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution unless and until and all restrictions applicable to such shares of Restricted Stock (under the Restricted Stock purchase agreement or any other written stockholders or similar agreement) have lapsed;
     (iii) No Option or Restricted Stock award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and
     (iv) During the lifetime of the Holder, only he may exercise an Option (or any portion thereof) granted to him under the Plan; after the death of the Holder, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Option Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.
     (b) Notwithstanding Section 11(a), the Administrator, in its sole discretion, may determine to permit a Holder to transfer a Non-Qualified Stock Option to any one or more Permitted Transferees (as defined below), subject to the following terms and conditions: (i) a Non-Qualified Stock Option transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) any Non-Qualified Stock Option which is transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Non-Qualified Stock Option as applicable to the original Holder, other than the ability to further transfer the Non-Qualified Stock Option (including any requirement that the Holder execute a stockholders or similar agreement as a condition to exercising the Non-Qualified Stock Option); and (iii) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation, documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal and state securities laws and (C) evidence the transfer. For purposes of this Section 11(b), “Permitted Transferee” shall mean, with respect to a Holder, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee), a trust in which these persons (or the Holder) control the management of assets, and any other entity in which these persons (or the Holder) own more than fifty percent of the voting interests, or any other transferee specifically approved by the Administrator after taking into account any state or federal tax or securities laws applicable to transferable Non-Qualified Stock Options.
     12. Restricted Stock Awards.
     (a) Subject to Section 12(e), Restricted Stock awards may be issued either alone, in addition to, or in tandem with Options granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Restricted Stock awards under the Plan, it shall, subject to Section 12(e), advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price, if any, to be paid, and the time within which such person must accept such offer. The offer shall be accepted by execution of a Restricted Stock purchase agreement in the form determined by the Administrator.
     (b) Subject to Section 12(e), the purchase price, if any, for Shares repurchased by the Company pursuant to such repurchase right and the rate at with such repurchase right or forfeiture condition shall lapse shall be determined by the Administrator in its sole discretion, and shall be set forth in the Restricted Stock purchase agreement.
     (c) Subject to Section 12(e), the Restricted Stock purchase agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.
     (d) Except as may otherwise be provided in the Restricted Stock purchase agreement (which prior to a Public Trading Date shall include, without limitation, restrictions on the receipt of dividends and voting rights), once shares of Restricted Stock have been awarded to a Holder, the purchaser shall have rights equivalent to those of a shareholder and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Restricted Stock is awarded, except as provided in Section 13 of the Plan.
     (e) As of the Effective Date, all Shares reserved for awards of Restricted Stock shall be awarded pursuant to the Plan to those individuals set forth on Exhibit C hereto. The terms and conditions of each such Restricted Stock award shall be set forth in a written Restricted Stock Agreement entered into by and between the Company and the Holder in substantially the form attached hereto as Exhibit C-1.

     13. Adjustments upon Changes in Capitalization, Merger or Asset Sale.
     (a) In the event that the Board determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event (including without limitation any Change in Control), in the Board’s sole discretion, affects the Common Stock such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Option, Restricted Stock award, then the Board shall, in such manner as it may deem equitable, adjust any or all of:
     (i) The number and kind of shares of Common Stock (or other securities or property) with respect to which Options or Restricted Stock awards may be granted or awarded (including, but not limited to, adjustments of the limitations in Section 3 on the maximum number and kind of shares which may be issued and adjustments of the maximum number of Shares that may be purchased by any Holder in any calendar year pursuant to Section 6(c));
     (ii) The number and kind of shares of Common Stock (or other securities or property) subject to outstanding Options or Restricted Stock awards; and
     (iii) The grant or exercise price with respect to any Option or Restricted Stock.
     (b) In the event of any transaction or event described in Section 13(a), the Board, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Option or Restricted Stock award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Board determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Option or Restricted Stock award granted or issued under the Plan or to facilitate such transaction or event:
     (i) To provide for either the purchase of any such Option or Restricted Stock award for an amount of cash equal to the amount that could have been obtained upon the exercise of such Option or realization of the Holder’s rights had such Option or Restricted Stock award been currently exercisable or payable or fully vested or the replacement of such Option or Restricted Stock award with other rights or property selected by the Board in its sole discretion;

     (ii) To provide that such Option shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Option award;
     (iii) To provide that such Option or Restricted Stock award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;
     (iv) To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Options and Restricted Stock awards, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Options or Restricted Stock awards which may be granted in the future; and
     (v) To provide that immediately upon the consummation of such event, such Option or Restricted Stock award shall not be exercisable and shall terminate; provided, that for a specified period of time prior to such event, such Option or Restricted Stock award shall be exercisable as to all Shares covered thereby, and the restrictions imposed under an Option Agreement or Restricted Stock purchase agreement upon some or all Shares may be terminated and, in the case of Restricted Stock, some or all shares of such Restricted Stock may cease to be subject to repurchase, notwithstanding anything to the contrary in the Plan or the provisions of such Option or Restricted Stock purchase agreement.
     (c) Subject to Section 3, the Board may, in its discretion, include such further provisions and limitations in any Option or Restricted Stock agreement or certificate, as it may deem equitable and in the best interests of the Company.
     (d) The existence of the Plan, any Option Agreement or Restricted Stock purchase agreement and the Options or Restricted Stock granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
     14. Time of Granting Options and Restricted Stock Awards. The date of grant of an Option or Restricted Stock awards shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or Restricted Stock award, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Employee to whom an Option or Restricted Stock award is so granted within a reasonable time after the date of such grant.
     15. Amendment and Termination of the Plan.
     (a) Amendment and Termination. The Board may at any time wholly or partially amend, alter, suspend or terminate the Plan. However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Board, no action of the Board may, except as provided in Section 13, increase the limits imposed in Section 3 on the maximum number of Shares which may be issued under the Plan or extend the term of the Plan under Section 7.
     (b) Stockholder Approval. The Board shall obtain stockholder approval of any Plan amendment (i) to the extent necessary and desirable to comply with Applicable Laws and (ii) except with respect to amendments required by changes in Applicable Laws, in all events prior to the Public Trading Date.
     (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Holder, unless mutually agreed otherwise between the Holder and the Administrator, which agreement must be in writing and signed by the Holder and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options or Restricted Stock awards granted under the Plan prior to the date of such termination.
     16. Stockholder Approval. The Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the Effective Date. Options or Restricted Stock awards may be granted or awarded prior to such stockholder approval, provided that such Options or Restricted Stock awards shall not be exercisable, shall not vest and the restrictions thereon shall not lapse prior to the time when the Plan is approved by the stockholders.
     17. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
     18. Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
     19. Information to Holders and Purchasers. To the extent required by any Applicable Laws, the Company shall provide to each Holder and to each individual who acquires Shares pursuant to the Plan, not less frequently than annually during the period such Holder or purchaser has one or more Options or Restricted Stock awards outstanding, and, in the case of an individual who acquires Shares pursuant to the Plan, during the period such individual owns such Shares, copies of annual financial statements. Notwithstanding the preceding sentence, the Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.
     20. Repurchase Provisions. The Administrator in its discretion may provide that the Company may repurchase Shares acquired upon exercise of an Option or pursuant to a Restricted Stock award upon a Holder’s termination as a Service Provider; provided, that any such repurchase right shall be set forth in the applicable Option Agreement or Restricted Stock purchase agreement or in another agreement referred to in such agreement.
     21. Investment Intent. The Company may require a Plan participant, as a condition of exercising or acquiring stock under any Option or Restricted Stock award, (i) to give written assurances satisfactory to the Company as to the participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option or purchasing Restricted Stock; and (ii) to give written assurances satisfactory to the Company stating that the participant is acquiring the stock subject to the Option or Restricted Stock award for the participant’s own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of stock under the applicable Option or Restricted Stock award has been registered under a then currently effective registration statement under the Securities Act or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.
     22. Governing Law. The validity and enforceability of this Plan shall be governed by and construed in accordance with the laws of the State of New York without regard to otherwise governing principles of conflicts of law.
     23. Stockholders Agreement. As a condition precedent to the award of any Option or Restricted Stock award under the Plan, or the exercise or delivery of certificates for Shares issued pursuant thereto, the Administrator may require any Holder (or the Holder’s successor, as applicable) to enter into or become a party to a Stockholders Agreement, Subscription Agreement or a Voting Trust Agreement in such form(s) as the Administrator may determine from time to time (the “Stockholders Agreement”).

Exhibit A1
CPM HOLDINGS, INC. 2004 EQUITY INCENTIVE PLAN
PERFORMANCE-BASED
INCENTIVE STOCK OPTION AGREEMENT
     This Incentive Stock Option Agreement (“Agreement”) is made as of [•] (the “Date of Grant”), by and between CPM Holdings, Inc., a Delaware corporation (the “Company”), and [•], an employee of the Company or a Subsidiary (“Optionee”).
     This Agreement sets forth certain terms, conditions and limitations of an option to purchase shares of Common Stock granted pursuant to the CPM Holdings, Inc. 2004 Equity Incentive Plan (the “Plan”). The Company has adopted the Plan in order to attract and retain the best available personnel for positions of substantial responsibility and to provide incentives for them to exert maximum efforts for the success of the Company and its Subsidiaries.
     The parties, intending to be legally bound, hereby agree as follows:
     1. Definitions. Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. Capitalized terms used herein but not defined shall have the meaning set forth in the Plan.
     (a) “Board” shall mean the Board of Directors of the Company.
     (b) “Cause” shall be as defined in the Optionee’s employment agreement with the Company, if applicable, and to the extent such employment agreement does not exist, then it shall mean the Optionee’s (i) willful breach or willful neglect of his duties and responsibilities, (ii) criminal conviction occurring during the term of his employment, (iii) acts of fraud, dishonesty, misappropriation, embezzlement or moral turpitude, (iv) violation of any material federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty, (v) breach of his duty of loyalty or fiduciary duties, or (vii) willful failure to comply with the Company’s or its applicable Subsidiary’s reasonable orders or directives or the Company’s or its applicable Subsidiary’s reasonable rules, regulations, policies, procedures or practices.
     (c) “Code” shall mean the Internal Revenue Code of 1986, as amended.
     (d) “Committee” shall mean the Compensation Committee of the Board or another committee designated by the Board to administer the Plan in accordance with the terms of the Plan.
     (e) “Common Stock” shall mean the common stock of the Company, par value $0.001 per share.
     (f) “Company” shall have the meaning set forth in the Recitals to this Agreement.

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     (g) “Director” shall mean a member of the Board.
     (h) “EBITDA” shall mean, for any period, the sum of the amounts for such period of (i) net income (or loss) (excluding (I) interest income, (II) noncash income items (other than ordinary accruals) and (III) extraordinary items), plus (ii) to the extent deducted in determining consolidated net income, (x) interest expense, (y) provisions for taxes based on net income and (z) depreciation and amortization expense, each as determined for the Company and its subsidiaries on a consolidated basis in accordance with generally accepted accounting principals, consistently applied, except that no effect shall be given to noncash gains and losses on foreign exchange contracts. EBITDA for any period shall be determined by the Board acting in good faith following receipt of audited financial statements for the relevant period and shall reflect as expenses any bonuses payable in respect of such period.
     (i) “Employee” shall mean an officer or other employee of the Company or any of its Subsidiaries.
     (j) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.
     (k) “Expiration Date” shall have the meaning specified in Section 6.
     (l) “Good Reason” shall be as defined in the Optionee’s employment agreement with the Company, if applicable, and to the extent such employment agreement does not exist, then it shall mean (i) a material reduction in the Optionee’s duties or responsibilities with the Company, (ii) any reduction in the Optionee’s salary, (iii) any reduction in the Optionee’s targeted incentive bonuses from the Company or (iv) relocation of the Optionee’s primary workplace to a location that is greater than 150 miles from the Optionee’s current workplace, in each case which is not cured within 30 days following the Company’s receipt of written notice from the Optionee describing the event constituting Good Reason. Notwithstanding the foregoing, subparagraph (iii), above, shall not be violated solely because the Company, in good faith, provides for the payment of the Optionee’s targeted incentive bonus upon the attainment of reasonable pre-established Company financial performance goals as determined in the sole discretion of the Board of Directors of the Company.
     (m) “Incentive Stock Option” shall mean an Option which is an “incentive stock option” within the meaning of Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee.
     (n) “Non-Qualified Stock Option” shall mean an Option which is not an Incentive Stock Option.
     (o) “Option” shall mean the stock option(s) granted hereunder.
     (p) “Optionee” shall have the meaning set forth in the Recitals to this Agreement.

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     (q) “Performance Year” shall mean the twelve (12) months ended on September 30 of a given year.
     (r) “Plan” shall have the meaning set forth in the Recitals to this Agreement.
     (s) “Securities Act” shall mean the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.
     (t) “Subsidiary” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
     (u) “Termination of Employment” shall mean the time when the employee-employer relationship between the Optionee and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding (i) terminations where there is a simultaneous reemployment or continuing employment of the Optionee by the Company or any Subsidiary, (ii) at the discretion of the Committee, terminations which result in a temporary severance of the employee-employer relationship, and (iii) at the discretion of the Committee, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former employee. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Termination of Employment; provided, however, that, with respect to Incentive Stock Options, unless otherwise determined by the Committee in its discretion, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section.
     2. Grant of Option. For good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the Company hereby grants to Optionee the Option to purchase [•] shares of Common Stock upon the terms and conditions set forth in this Agreement (including without limitation Section 3(d)).
     The Option granted hereunder shall be intended to qualify as an Incentive Stock Option; provided, however, that to the extent that the aggregate Fair Market Value of stock with respect to which “incentive stock options” (within the meaning of Code Section 422, but without regard to Code Section 422(d)), including the Option granted hereunder, are exercisable for the first time by the Optionee during any calendar year (under the Plan or any other incentive stock option plan of the Company or any Subsidiary) exceeds $100,000, such options shall be treated

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as not qualifying under Code Section 422, but rather shall be treated as Non-Qualified Stock Options to the extent required by Code Section 422. The rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted. For purposes of these rules, the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted.
     3. Exercise Price and Method of Payment.
     (a) Exercise Price. Subject to Section 3(d), the exercise price per share of Common Stock subject to the Option shall be equal to $80.00.
     (b) Method of Payment. Payment of the exercise price is due in full upon exercise of all or any part of each installment which has accrued to Optionee. Optionee may elect, to the extent permitted by applicable laws and regulations, to make payment of the exercise price under one of the following alternatives:
     (i) In cash (including check) at the time of exercise;
     (ii) On and following the Public Trading Date, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;
     (iii) On and following the Public Trading Date, and prior to the Public Trading Date during each 30-consecutive-day period designated by the Board (which periods shall occur not less frequently than annually), by delivery of already-owned shares of Common Stock, held for the period required to avoid a charge to the Company’s reported earnings, and owned free and clear of any liens, claims, encumbrances or security interests, which Common Stock shall be valued at its Fair Market Value on the date of exercise; or
     (iv) By a combination of the methods of payment permitted by Sections 3(b)(i) through 3(b)(iii) of this Agreement.
     (c) Vesting. Except as otherwise provided by the Plan or this Agreement, the Option shall become vested and exercisable in cumulative installments in accordance with the following schedule:
     (i) Except as otherwise provided in this Section 3(c), the Option shall become vested and exercisable with respect to up to 20% of the Shares (the “Available Shares” for any applicable Performance Year) subject to the Option on each of the first five anniversaries of the Grant Date. With respect to any applicable Performance Year, 100% of the Available Shares for such Performance Year shall vest if the Company meets or exceeds the EBITDA Target set forth below for such Performance Year. No Available Shares shall vest if the Company’s EBITDA is less than 80% of the EBITDA Target for such Performance Year. If the Company’s EBITDA is between 80% and 100% of the

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EBITDA Target, a fraction of the Available Shares shall vest for such Performance Year the numerator of which is the percentage of the EBITDA Target achieved by the Company minus 80% and the denominator of which is 20%. For example, if the Company’s EBITDA for a given Performance Year is 90% of the EBITDA Target for such Performance Year, then 50% of the Available Shares attributable to such Performance Year shall vest (10% of the total shares covered by the Option).

Performance Year	EBITDA Target
2004	$21.072
2005	$22.244
2006	$23.592
2007	$25.021
2008	$26.545
     In addition, after September 30, 2006 and for every Performance Year thereafter, in the event the Company achieves in any three Performance Year period the aggregate EBITDA Targets for such three preceding Performance Years, any Available Shares that failed to vest during such preceding Performance Years will thereupon vest.
     (ii) Notwithstanding Section 3(c)(i) (but subject to Section 3(c)(iii)), in the event of a Termination of Employment by the Company without Cause or a Termination of Employment by the Optionee for Good Reason, in addition to installments that have previously become vested and exercisable pursuant to Section 3(c)(i), the Option shall become vested and exercisable with respect to the number of Shares with respect to which the Option would have become vested and exercisable pursuant to the chart in Section 3(c)(i) had the Optionee remained continuously employed by the Company through the first anniversary of the date of such Termination of Employment, with such additional vesting, if any, determined on the first anniversary of the Termination of Employment;
     (iii) Notwithstanding Section 3(c)(i) or 3(c)(ii), the Option shall become fully vested and exercisable with respect to all Shares covered thereby upon the first Change in Control that occurs (A) during the period that the Optionee is employed by the Company or (B) on or prior to the ninetieth day following any Termination of Employment by the Company without Cause or any Termination of Employment by the Optionee for Good Reason, or any Termination of Employment as a result of Optionee’s death or Disability (as defined in Section 6(a) below).
     (d) Adjustment. Notwithstanding any other provision of this Agreement, upon the occurrence of any change in the capitalization of the Company or other event described in Section 13 of the Plan that occurs following the Date of Grant, each of (i) the number of Shares set forth in Section 2 and (ii) the exercise price per share of Common Stock subject to the Option set forth in Section 3(a), shall, effective as of the date of such

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event, be equitably adjusted in accordance with Section 13 of the Plan to prevent dilution or enlargement of the benefits or potential benefits associated with the Option.
     4. Whole Shares. The Option may not be exercised for any number of shares of Common Stock which would require the issuance of anything other than whole shares.
     5. Securities Law Compliance. Notwithstanding anything to the contrary contained in this Agreement, the Option may not be exercised unless the shares issuable upon exercise of the Option are then registered under the Securities Act or, if those shares are not then so registered, the Company has determined that exercise and issuance would be exempt from the registration requirements of the Securities Act.
     6. Term. The term of each Option shall commence on the Date of Grant and expire on the 10th anniversary of the Date of Grant (the “Expiration Date”), unless the Option expires sooner as set forth below or in the Plan. The Option shall terminate on the earlier of the Expiration Date or three months after Optionee’s Termination of Employment with the Company or a Subsidiary of the Company for any reason or for no reason unless:
     (a) Optionee’s Termination of Employment is due to his inability to engage in the activities required by the Optionee’s job by reason of any medically determined physical or mental impairment which can be expected to result in death or which can be expected to last for a continuous period of not less than 12 months (a “Disability”), in which event the Option shall expire on the earlier of the Expiration Date or the first anniversary of the date of such Termination of Employment; or
     (b) Optionee’s Termination of Employment is because of Optionee’s death, or Optionee’s death occurs within three months following Optionee’s termination for any other reason (other than for Cause), in which event the Option shall expire on the earlier of the Expiration Date or the first anniversary of the date of Optionee’s death; or
     (c) Optionee’s Termination of Employment is for Cause, in which event the Option shall expire immediately upon the date that Optionee receives written notice from the Company of the Company’s intention to terminate Optionee’s employment for Cause (provided that Optionee’s employment is ultimately terminated for Cause based upon the acts or omissions described in such notice); or
     (d) Optionee’s Termination of Employment is without Cause or for Good Reason, in which event the Option shall terminate on the thirteen (13) month anniversary of the date of such Termination of Employment; provided, however, that the Optionee acknowledges that to the extent that any Incentive Stock Option is not exercised within the three-month period immediately following the date of Optionee’s Termination of Employment, such Option shall, upon the expiration of such three-month period, automatically become a Non-Qualified Stock Option; or
     (e) During any part of the three month period immediately following Optionee’s Termination of Employment the Option is not exercisable solely because of the condition set forth in Section 5 of this Agreement, in which event the Option shall not

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expire until the earlier of the Expiration Date or three months following the date upon which the restrictions set forth in Section 5 expire; or
     (f) Exercise of the Option within three months after Optionee’s Termination of Employment would result in liability under Section 16(b) of the Exchange Act, in which case the Option will expire on the earliest of (i) the Expiration Date, (ii) the tenth day after the last date upon which exercise would result in that liability, or (iii) six months and ten days after the Optionee’s Termination of Employment; or
     (g) Optionee materially breaches his obligations under: (i) his Employment Agreement, if any (which breach, if he is employed by the Company at the time that such breach occurs, results in his Termination of Employment); or (ii) this Agreement (or any other stock option or restricted stock agreement entered in by and between the Optionee and the Company as of the date hereof.
Notwithstanding any other provision of this Agreement, the Option may be exercised following Optionee’s Termination of Employment only as to that number of shares as to which it was exercisable on the date of Optionee’s Termination of Employment.
     7. Taxes. In order to obtain the federal income tax advantages associated with an Incentive Stock Option, the Code requires that at all times beginning on the Date of Grant of an option and ending on the day three months before the date of the option’s exercise the optionee must be an employee of the Company or a Subsidiary of the Company, except in the event of the Optionee’s death or permanent and total disability. Section 6 provides for extended exercisability of Options under certain circumstances for the benefit of Optionee, but there can be no guarantee that the Option will be treated as an Incentive Stock Option if Optionee exercises the Option more than three months after the date of the Optionee’s Termination of Employment.
     8. Representations. By executing this Agreement, Optionee warrants and represents that he has either (a) preexisting personal or business relationships with the Company or any of its officers, directors or controlling persons, or (b) the capacity to protect his or her own interests in connection with the grant and exercise of the Options by virtue of the business or financial expertise of any of Optionee’s professional advisors who are unaffiliated with and who are not compensated by the Company or any of its affiliates, directly or indirectly.
     9. Exercise.
     (a) The Option may be exercised, to the extent the Option is then vested and exercisable under the terms of this Agreement, by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with any additional documents that the Company may require pursuant to Section 9(b) of this Agreement and any relevant provision of the Plan.
     (b) By exercising the Option, Optionee agrees that:

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     (i) As a precondition to the completion of any exercise of the Option, the Company may require Optionee to enter into an arrangement providing for the cash payment by Optionee to the Company of any tax withholding obligation of the Company arising by reason of: (A) the exercise of the Option, (B) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise, or (C) the disposition of shares acquired upon exercise; and Optionee also agrees that any exercise of the Option has not been completed and that the Company is under no obligation to issue any Common Stock until such an arrangement is established or the Company’s tax withholding obligations are satisfied, as determined by the Company;
     (ii) The Company (or a representative of the underwriters) may, in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, require that Optionee not sell or otherwise transfer or dispose of any shares of Common Stock or other securities of the Company during that period (not to exceed 180 days) following the effective date of the registration statement of the Company filed under the Securities Act as may be requested by the Company or the representative of the underwriters. Optionee further agrees that the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of that period; and
     (iii) Unless the Common Stock of the Company is then registered under Section 12(d) or 12(g) of the Exchange Act, Optionee shall, on or prior to the date of such exercise, become a party to a Stockholders Agreement as may be required by the Company.
     10. Transferability. The Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until such Option has been exercised, or the shares underlying such Option have been issued, and all restrictions applicable to such shares have lapsed. No Option or interest or right therein shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence. During the lifetime of the Optionee, only he may exercise the Option (or any portion thereof) granted to him under the Plan; after the death of the Optionee, any exercisable portion of the Option may, prior to the time when such portion becomes unexercisable under the Plan or this Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee’s will or under the then applicable laws of descent and distribution.
     11. Restricted Covenants. In consideration of the granting of this option, the Optionee agrees that:

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     (a) Noncompetition. For a period commencing on the date hereof and continuing until one year after the termination of the Optionee’s employment with the Company, Optionee shall not in any city, town or county in any state of the United States, where the Company or any of its subsidiaries, affiliates, successors or assigns engages in the Business (as hereafter defined), or in any non-U.S. jurisdiction in which the Optionee provided services to the Company or its subsidiaries, directly or indirectly, do any of the following:
     (i) engage in the business of supplying, repairing or consulting to businesses involved in the supply or repair of equipment or parts related to the feed mill equipment industry, oil seed processing and/or wood and/or waste pelleting industries (the “Business”) for the Optionee’s own account;
     (ii) enter the employ of, or render any services to or for, any entity that is engaged in the Business; or
     (iii) become interested in any entity engaged in the Business in any capacity, including as an individual, partner, member, shareholder, officer, director, principal employee, agent, investor, trustee or consultant.
Notwithstanding the foregoing, Optionee may own, directly or indirectly, solely as a passive investment, securities of any entity traded on any national securities exchange or automated quotation system if the Optionee is not a controlling person of, or a member of a group which controls, such entity and does not, directly or indirectly, beneficially own five percent (5%) or more of any class of securities of such entity.
     (b) Noninterference. For a period commencing on the date hereof and continuing until one year after the termination of the Optionee’s employment with the Company, the Optionee shall not directly or indirectly, do any of the following: solicit, induce, or attempt to solicit or induce, any person known by Optionee to be a partner, principal, member, employee or consultant of the Company or its subsidiaries, affiliates, successors or assigns, to termination his or her employment or other relationship with the Company or any of its subsidiaries, affiliates, successors or assigns.
     (c) Nonsolicitation. For a period commencing on the date hereof and continuing until one year after the termination of Optionee’s employment with the Company, the Optionee shall not directly or indirectly, solicit, induce, or attempt to solicit or induce, any person or entity then known to be a customer, client, vendor, supplier, distributor or consultant of the Company or any of its subsidiaries, affiliates, successors or assigns to terminate his, her or its relationship with the Company, or any of its subsidiaries, affiliates, successors or assigns for any purpose.
Notwithstanding any provision of this Section 11, if any other agreement executed by the Optionee contains provisions relating to Optionee’s non-competition, non-interference, and non-solicitation agreement as they relate to the Company, and such other agreement imposes greater obligations upon Optionee with respect to such activities than are imposed under this Agreement,

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Optionee agrees that this Agreement shall not be interpreted in such a way as to reduce or otherwise affect Optionee’s obligations under such other Agreement.
     12. Option Not a Service Contract. This Agreement is not an employment contract and nothing in this Agreement shall be deemed to create any obligation on Optionee’s part to continue in the employ of the Company, or of the Company to continue Optionee’s employment with the Company.
     13. Notices. Any notices provided for in this Agreement or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to Optionee, five days after deposit in the United States mail, postage prepaid, addressed to Optionee at the address specified below or at another address designated by Optionee by written notice to the Company.
     14. Plan Document. This Agreement evidences the grant of Option(s) pursuant to the Plan. All Options granted pursuant to the Plan shall be subject to the terms of the Plan, and in the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control. This Agreement is subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. If, however, the Plan is amended or terminated after the date of this Agreement, such amendment or termination shall not adversely affect any Option evidenced by this Agreement, unless mutually agreed otherwise by Optionee and the Company, which agreement shall be in writing and signed by Optionee and the Company.
     15. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to otherwise governing principles of conflicts of law.
[SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, the Optionee and the Company have executed this Agreement as of the date first written above.

OPTIONEE

[•]

Residence Address:

CPM HOLDINGS, INC.
By:
Its:

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Exhibit B1
CPM HOLDINGS, INC. 2004 EQUITY INCENTIVE PLAN
SERVICE-BASED
INCENTIVE STOCK OPTION AGREEMENT
     This Incentive Stock Option Agreement (this “Agreement”) is made as of [•] (the “Date of Grant”), by and between CPM Holdings, Inc., a Delaware corporation (the “Company”), and [•], an employee of the Company or a Subsidiary (“Optionee”).
     This Agreement sets forth certain terms, conditions and limitations of an option to purchase shares of Common Stock granted pursuant to the CPM Holdings, Inc. 2004 Equity Incentive Plan (the “Plan”). The Company has adopted the Plan in order to attract and retain the best available personnel for positions of substantial responsibility and to provide incentives for them to exert maximum efforts for the success of the Company and its Subsidiaries.
     The parties, intending to be legally bound, hereby agree as follows:
     1. Definitions. Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. Capitalized terms used herein but not defined shall have the meaning set forth in the Plan.
     (a) “Board” shall mean the Board of Directors of the Company.
     (b) “Cause” shall be as defined in the Optionee’s employment agreement with the Company, if applicable, and to the extent such employment agreement does not exist, then it shall mean the Optionee’s (i) willful breach or willful neglect of his duties and responsibilities, (ii) criminal conviction occurring during the term of his employment, (iii) acts of fraud, dishonesty, misappropriation, embezzlement or moral turpitude, (iv) violation of any material federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty, (v) breach of his duty of loyalty or fiduciary duties, or (vii) willful failure to comply with the Company’s or its applicable Subsidiary’s reasonable orders or directives or the Company’s or its applicable Subsidiary’s reasonable rules, regulations, policies, procedures or practices.
     (c) “Code” shall mean the Internal Revenue Code of 1986, as amended.
     (d) “Committee” shall mean the Compensation Committee of the Board or another committee designated by the Board to administer the Plan in accordance with the terms of the Plan.
     (e) “Common Stock” shall mean the common stock of the Company, par value $0.001 per share.
     (f) “Company” shall have the meaning set forth in the Recitals to this Agreement.

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     (g) “Director” shall mean a member of the Board.
     (h) “Employee” shall mean an officer or other employee of the Company or any of its Subsidiaries.
     (i) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     (j) “Expiration Date” shall have the meaning specified in Section 6.
     (k) “Good Reason” shall be as defined in the Optionee’s employment agreement with the Company, if applicable, and to the extent such employment agreement does not exist, then it shall mean (i) a material reduction in the Optionee’s duties or responsibilities with the Company, (ii) any reduction in the Optionee’s salary, (iii) any reduction in the Optionee’s targeted incentive bonuses from the Company or (iv) relocation of the Optionee’s primary workplace to a location that is greater than 150 miles from the Optionee’s current workplace, in each case which is not cured within 30 days following the Company’s receipt of written notice from the Optionee describing the event constituting Good Reason. Notwithstanding the foregoing, subparagraph (iii), above, shall not be violated solely because the Company, in good faith, provides for the payment of the Optionee’s targeted incentive bonus upon the attainment of reasonable pre-established Company financial performance goals as determined in the sole discretion of the Board of Directors of the Company.
     (l) “Incentive Stock Option” shall mean an Option which is an “incentive stock option” within the meaning of Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee.
     (m) “Non-Qualified Stock Option” shall mean an Option which is not an Incentive Stock Option.
     (n) “Option” shall mean the stock option(s) granted hereunder.
     (o) “Optionee” shall have the meaning set forth in the Recitals to this Agreement.
     (p) “Plan” shall have the meaning set forth in the Recitals to this Agreement.
     (q) “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
     (r) “Subsidiary” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

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     (s) “Termination of Employment” shall mean the time when the employee-employer relationship between the Optionee and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding (i) terminations where there is a simultaneous reemployment or continuing employment of the Optionee by the Company or any Subsidiary, (ii) at the discretion of the Committee, terminations which result in a temporary severance of the employee-employer relationship, and (iii) at the discretion of the Committee, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former employee. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Termination of Employment; provided, however, that, with respect to Incentive Stock Options, unless otherwise determined by the Committee in its discretion, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section.
     2. Grant of Option. For good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the Company hereby grants to Optionee the Option to purchase [•] shares of Common Stock upon the terms and conditions set forth in this Agreement (including without limitation Section 3(d)).
     The Option granted hereunder shall be intended to qualify as an Incentive Stock Option; provided, however, that to the extent that the aggregate Fair Market Value of stock with respect to which “incentive stock options” (within the meaning of Code Section 422, but without regard to Code Section 422(d)), including the Option granted hereunder, are exercisable for the first time by the Optionee during any calendar year (under the Plan or any other incentive stock option plan of the Company or any Subsidiary) exceeds $100,000, such options shall be treated as not qualifying under Code Section 422, but rather shall be treated as Non-Qualified Stock Options to the extent required by Code Section 422. The rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted. For purposes of these rules, the Fair Market Value of stock shall be determined as of the time the Option with respect to such stock is granted.
     3. Exercise Price and Method of Payment.
     (a) Exercise Price. Subject to Section 3(d), the exercise price per share of Common Stock subject to the Option shall be equal to $80.00.
     (b) Method of Payment. Payment of the exercise price is due in full upon exercise of all or any part of each installment which has accrued to Optionee. Optionee

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may elect, to the extent permitted by applicable laws and regulations, to make payment of the exercise price under one of the following alternatives:
     (i) In cash (including check) at the time of exercise;
     (ii) On and following the Public Trading Date, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;
     (iii) On and following the Public Trading Date, and prior to the Public Trading Date during each 30-consecutive-day period designated by the Board (which periods shall occur not less frequently than annually), by delivery of already-owned shares of Common Stock, held for the period required to avoid a charge to the Company’s reported earnings, and owned free and clear of any liens, claims, encumbrances or security interests, which Common Stock shall be valued at its Fair Market Value on the date of exercise; or
     (iv) By a combination of the methods of payment permitted by Sections 3(b)(i) through 3(b)(iii) of this Agreement.
     (c) Vesting. Except as otherwise provided by the Plan or this Agreement, the Option shall become vested and exercisable in cumulative installments in accordance with the following schedule:
     (i) Except as otherwise provided in Section 3(c)(ii) or 3(c)(iii), the Option shall become vested and exercisable with respect to 50% of the Shares subject to the Option on the third anniversary of the Date of Grant, and an additional 16.666% of the Shares subject to the Option on each of the fourth, fifth and sixth anniversaries of the Date of Grant;
     (ii) Notwithstanding Section 3(c)(i) (but subject to Section 3(c)(iii)), upon the first to occur of a Termination of Employment by the Company without Cause or a Termination of Employment by the Optionee for Good Reason, in addition to installments that have previously become vested and exercisable pursuant to Section 3(c)(i), the Option shall become vested and exercisable with respect to the number of Shares with respect to which the Option would have become vested and exercisable had the Optionee remained continuously employed by the Company through the first anniversary of the date of such Termination of Employment;
     (iii) Notwithstanding Section 3(c)(i) or 3(c)(ii), the Option shall become fully vested and exercisable with respect to all Shares covered thereby upon the first Change in Control that occurs (A) during the period that the Optionee is employed by the Company or (B) on or prior to the ninetieth day following any Termination of Employment by the Company without Cause or any Termination of Employment by the Optionee for Good Reason, or any

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Termination of Employment as a result of Optionee’s death or Disability (as defined in Section 6(a) below).
     (d) Adjustment. Notwithstanding any other provision of this Agreement, upon the occurrence of any change in the capitalization of the Company or other event described in Section 13 of the Plan that occurs following the Date of Grant, each of (i) the number of Shares set forth in Section 2 and (ii) the exercise price per share of Common Stock subject to the Option set forth in Section 3(a), shall, effective as of the date of such event, be equitably adjusted in accordance with Section 13 of the Plan to prevent dilution or enlargement of the benefits or potential benefits associated with the Option.
     4. Whole Shares. The Option may not be exercised for any number of shares of Common Stock which would require the issuance of anything other than whole shares.
     5. Securities Law Compliance. Notwithstanding anything to the contrary contained in this Agreement, the Option may not be exercised unless the shares issuable upon exercise of the Option are then registered under the Securities Act or, if those shares are not then so registered, the Company has determined that exercise and issuance would be exempt from the registration requirements of the Securities Act.
     6. Term. The term of each Option shall commence on the Date of Grant and expire on the 10th anniversary of the Date of Grant (the “Expiration Date”), unless the Option expires sooner as set forth below or in the Plan. The Option shall terminate on the earlier of the Expiration Date or three months after Optionee’s Termination of Employment with the Company or a Subsidiary of the Company for any reason or for no reason unless:
     (a) Optionee’s Termination of Employment is due to his inability to engage in the activities required by the Optionee’s job by reason of any medically determined physical or mental impairment which can be expected to result in death or which can be expected to last for a continuous period of not less than 12 months (a “Disability”), in which event the Option shall expire on the earlier of the Expiration Date or the first anniversary of the date of such Termination of Employment; or
     (b) Optionee’s Termination of Employment is because of Optionee’s death, or Optionee’s death occurs within three months following Optionee’s termination for any other reason (other than for Cause), in which event the Option shall expire on the earlier of the Expiration Date or the first anniversary of the date of Optionee’s death; or
     (c) Optionee’s Termination of Employment is for Cause, in which event the Option shall expire immediately upon the date that Optionee receives written notice from the Company of the Company’s intention to terminate Optionee’s employment for Cause (provided that Optionee’s employment is ultimately terminated for Cause based upon the acts or omissions described in such notice); or
     (d) Optionee’s Termination of Employment is without Cause or for Good Reason, in which event the Option shall terminate on the first anniversary of the date of such Termination of Employment; provided, however, that the Optionee acknowledges that to the extent that any Incentive Stock Option is not exercised within the three-month

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period immediately following the date of Optionee’s Termination of Employment, such Option shall, upon the expiration of such three-month period, automatically become a Non-Qualified Stock Option; or
     (e) During any part of the three month period immediately following Optionee’s Termination of Employment the Option is not exercisable solely because of the condition set forth in Section 5 of this Agreement, in which event the Option shall not expire until the earlier of the Expiration Date or three months following the date upon which the restrictions set forth in Section 5 expire; or
     (f) Exercise of the Option within three months after Optionee’s Termination of Employment would result in liability under Section 16(b) of the Exchange Act, in which case the Option will expire on the earliest of (i) the Expiration Date, (ii) the tenth day after the last date upon which exercise would result in that liability, or (iii) six months and ten days after the Optionee’s Termination of Employment; or
     (g) Optionee materially breaches his obligations under: (i) his Employment Agreement, if any (which breach, if he is employed by the Company at the time that such breach occurs, results in his Termination of Employment); or (ii) this Agreement (or any other stock option or restricted stock agreement entered in by and between the Optionee and the Company as of the date hereof.
     Notwithstanding any other provision of this Agreement, the Option may be exercised following Optionee’s Termination of Employment only as to that number of shares as to which it was exercisable on the date of Optionee’s Termination of Employment.
     7. Taxes. In order to obtain the federal income tax advantages associated with an Incentive Stock Option, the Code requires that at all times beginning on the Date of Grant of an option and ending on the day three months before the date of the option’s exercise the optionee must be an employee of the Company or a Subsidiary of the Company, except in the event of the Optionee’s death or permanent and total disability. Section 6 provides for extended exercisability of Options under certain circumstances for the benefit of Optionee, but there can be no guarantee that the Option will be treated as an Incentive Stock Option if Optionee exercises the Option more than three months after the date of the Optionee’s Termination of Employment.
     8. Representations. By executing this Agreement, Optionee warrants and represents that he has either (a) preexisting personal or business relationships with the Company or any of its officers, directors or controlling persons, or (b) the capacity to protect his or her own interests in connection with the grant and exercise of the Options by virtue of the business or financial expertise of any of Optionee’s professional advisors who are unaffiliated with and who are not compensated by the Company or any of its affiliates, directly or indirectly.
     9. Exercise.
     (a) The Option may be exercised, to the extent the Option is then vested and exercisable under the terms of this Agreement, by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the

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Company, or to such other person as the Company may designate, during regular business hours, together with any additional documents that the Company may require pursuant to Section 9(b) of this Agreement and any relevant provision of the Plan.
     (b) By exercising the Option, Optionee agrees that:
     (i) As a precondition to the completion of any exercise of the Option, the Company may require Optionee to enter into an arrangement providing for the cash payment by Optionee to the Company of any tax withholding obligation of the Company arising by reason of: (A) the exercise of the Option, (B) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise, or (C) the disposition of shares acquired upon exercise; and Optionee also agrees that any exercise of the Option has not been completed and that the Company is under no obligation to issue any Common Stock until such an arrangement is established or the Company’s tax withholding obligations are satisfied, as determined by the Company;
     (ii) The Company (or a representative of the underwriters) may, in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, require that Optionee not sell or otherwise transfer or dispose of any shares of Common Stock or other securities of the Company during that period (not to exceed 180 days) following the effective date of the registration statement of the Company filed under the Securities Act as may be requested by the Company or the representative of the underwriters. Optionee further agrees that the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of that period; and
     (iii) Unless the Common Stock of the Company is then registered under Section 12(d) or 12(g) of the Exchange Act, Optionee shall, on or prior to the date of such exercise, become a party to a Subscription Agreement and/or a Stockholders Agreement as may be required by the Company.
     10. Transferability. The Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until such Option has been exercised, or the shares underlying such Option have been issued, and all restrictions applicable to such shares have lapsed. No Option or interest or right therein shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence. During the lifetime of the Optionee, only he may exercise the Option (or any portion thereof) granted to him under the Plan; after the death of the Optionee, any exercisable portion of the Option may, prior to the time when such portion becomes unexercisable under the Plan or this

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Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee’s will or under the then applicable laws of descent and distribution.
     11. Restricted Covenants. In consideration of the granting of this option, the Optionee agrees that:
     (a) Noncompetition. For a period commencing on the date hereof and continuing until one year after the termination of the Optionee’s employment with the Company, Optionee shall not in any city, town or county in any state of the United States, where the Company or any of its subsidiaries, affiliates, successors or assigns engages in the Business (as hereafter defined), or in any non-U.S. jurisdiction in which the Optionee provided services to the Company or its subsidiaries, directly or indirectly, do any of the following:
     (i) engage in the business of supplying, repairing or consulting to businesses involved in the supply or repair of equipment or parts related to the feed mill equipment industry, oil seed processing and/or wood and/or waste pelleting industries (the “Business”) for the Optionee’s own account;
     (ii) enter the employ of, or render any services to or for, any entity that is engaged in the Business; or
     (iii) become interested in any entity engaged in the Business in any capacity, including as an individual, partner, member, shareholder, officer, director, principal employee, agent, investor, trustee or consultant.
Notwithstanding the foregoing, Optionee may own, directly or indirectly, solely as a passive investment, securities of any entity traded on any national securities exchange or automated quotation system if the Optionee is not a controlling person of, or a member of a group which controls, such entity and does not, directly or indirectly, beneficially own five percent (5%) or more of any class of securities of such entity.
     (b) Noninterference. For a period commencing on the date hereof and continuing until one year after the termination of the Optionee’s employment with the Company, the Optionee shall not directly or indirectly, do any of the following: solicit, induce, or attempt to solicit or induce, any person known by Optionee to be a partner, principal, member, employee or consultant of the Company or its subsidiaries, affiliates, successors or assigns, to termination his or her employment or other relationship with the Company or any of its subsidiaries, affiliates, successors or assigns.
     (c) Nonsolicitation. For a period commencing on the date hereof and continuing until one year after the termination of Optionee’s employment with the Company, the Optionee shall not directly or indirectly, solicit, induce, or attempt to solicit or induce, any person or entity then known to be a customer, client, vendor, supplier, distributor or consultant of the Company or any of its subsidiaries, affiliates, successors or assigns to terminate his, her or its relationship with the Company, or any of its subsidiaries, affiliates, successors or assigns for any purpose.

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Notwithstanding any provision of this Section 11, if any other agreement executed by the Optionee contains provisions relating to Optionee’s non-competition, non-interference, and non-solicitation agreement as they relate to the Company, and such other agreement imposes greater obligations upon Optionee with respect to such activities than are imposed under this Agreement, Optionee agrees that this Agreement shall not be interpreted in such a way as to reduce or otherwise affect Optionee’s obligations under such other agreement.
     12. Option Not a Service Contract. This Agreement is not an employment contract and nothing in this Agreement shall be deemed to create any obligation on Optionee’s part to continue in the employ of the Company, or of the Company to continue Optionee’s employment with the Company.
     13. Notices. Any notices provided for in this Agreement or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to Optionee, five days after deposit in the United States mail, postage prepaid, addressed to Optionee at the address specified below or at another address designated by Optionee by written notice to the Company.
     14. Plan Document. This Agreement evidences the grant of Option(s) pursuant to the Plan. All Options granted pursuant to the Plan shall be subject to the terms of the Plan, and in the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control. This Agreement is subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. If, however, the Plan is amended or terminated after the date of this Agreement, such amendment or termination shall not adversely affect any Option evidenced by this Agreement, unless mutually agreed otherwise by Optionee and the Company, which agreement shall be in writing and signed by Optionee and the Company.
     15. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regards to otherwise governing principles of conflicts of law.
[SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, the Optionee and the Company have executed this Agreement as of the date first written above.

OPTIONEE

[•]

Residence Address:

CPM HOLDINGS, INC.
By:
Its:

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Exhibit C1
CPM HOLDINGS, INC. 2004 EQUITY INCENTIVE PLAN
RESTRICTED STOCK AGREEMENT
     THIS RESTRICTED STOCK AGREEMENT (the “Agreement”), made as of [___________], between CPM Holdings, Inc., a Delaware corporation (the “Company”), and [___________] (“Participant”).
WITNESSETH:
     WHEREAS, Participant is a senior management employee of the Company;
     WHEREAS, the Company has adopted the CPM Holdings, Inc. 2004 Equity Incentive Plan (the “Plan”) in order to provide its employees and directors with incentives to achieve long-term corporate objectives; and
     WHEREAS, the Company’s Board of Directors has awarded shares of Restricted Stock under the Plan to the Participant on the terms and conditions set forth herein;
     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:
     1. Definitions. Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. Capitalized terms used herein but not defined shall have the meaning set forth in the Plan.
          (a) “Cause” shall be as defined in the Participant’s employment agreement with the Company, if applicable, and to the extent such employment agreement does not exist, then it shall mean the Participant’s (i) willful breach or willful neglect of his duties and responsibilities, (ii) criminal conviction occurring during the term of his employment, (iii) acts of fraud, dishonesty, misappropriation, embezzlement or moral turpitude, (iv) violation of any material federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty, (v) breach of his duty of loyalty or fiduciary duties, or (vii) willful failure to comply with the Company’s or its applicable Subsidiary’s reasonable orders or directives or the Company’s or its applicable Subsidiary’s reasonable rules, regulations, policies, procedures or practices.
          (b) “Good Reason” shall be as defined in the Participant’s employment agreement with the Company, if applicable, and to the extent such employment agreement does not exist, then it shall mean (i) a material reduction in the Participant’s duties or responsibilities with the Company, (ii) any reduction in the Participant’s salary, (iii) any reduction in the Participant’s targeted incentive bonuses from the Company or (iv) relocation of the Participant’s primary workplace to a location that is greater than 150 miles from the Participant’s current workplace, in each case which is not cured within 30 days following the Company’s receipt of

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written notice from the Participant describing the event constituting Good Reason. Notwithstanding the foregoing, subparagraph (iii), above, shall not be violated solely because the Company, in good faith, provides for the payment of the Participant’s targeted incentive bonus upon the attainment of reasonable pre-established Company financial performance goals as determined in the sole discretion of the Board of Directors of the Company.
          (c) “Stockholder Equity Return Event” means any transaction or series of transactions which result in the Company’s stockholders as of the date hereof selling at least 50% of the Common Stock (as defined in Section 2) held by the Company’s stockholders as of the date hereof at a price per share equal to not less than $80.00. The determination of whether a particular transaction or transactions constitutes a Stockholder Equity Return Event shall be made in good faith by the Company’s Board of Directors.
     2. Grant of Restricted Stock. For good and valuable consideration which the Company has determined to exceed the par value of its common stock, par value $0.001 per share (“Common Stock”), the Company hereby issues to Participant a total of [__________] shares of Common Stock (the “Restricted Stock”), subject to the transfer restrictions and other conditions set forth in this Agreement. The Company shall cause the Restricted Stock to be issued and a stock certificate or certificates representing the Restricted Stock to be registered in the name of Participant promptly upon execution of this Agreement, but the stock certificate or certificates shall be delivered to, and held in custody by, the Company until the applicable restrictions lapse at the times specified in Section 4 below. On or before the date of execution of this Agreement, Participant shall deliver to the Company one or more stock powers endorsed in blank relating to the Restricted Stock, which will permit transfer to the Company of all or any portion of the Restricted Stock and any securities constituting Retained Distributions that shall be forfeited or that shall not become vested in accordance with this Agreement. Upon the occurrence of any change in capitalization or other event described in Section 13 of the Plan, the number of shares of Restricted Stock set forth in this Section 2 shall be equitably adjusted in accordance with Section 13 of the Plan to prevent dilution or enlargement of the benefits or potential benefits associated with this Restricted Stock award.
     3. Restrictions.
          (a) Participant shall have all rights and privileges of a Stockholder of the Company with respect to the Restricted Stock, including voting rights and the right to receive dividends paid with respect to such shares, except that the following restrictions shall apply, until such time or times as restrictions lapse under Section 4 of this Agreement:
               (i) Participant shall not be entitled to delivery of the certificate or certificates for any of the Restricted Stock until the restrictions imposed by this Agreement have lapsed with respect to those Restricted Stock, at the times defined in Section 4;
               (ii) The Company will retain custody of all distributions (“Retained Distributions”) made or declared with respect to the Restricted Stock (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such

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Retained Distributions shall have been made, paid or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in separate accounts;
               (iii) The Restricted Stock may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by Participant before these restrictions have lapsed pursuant to Section 4, except with the consent of the Company;
               (iv) The Restricted Stock and Retained Distributions shall be subject to forfeiture upon termination of Participant’s employment with the Company to the extent set forth in Section 7 below and upon the breach of any restrictions, terms or conditions of this Agreement; and
               (v) Participant shall, and hereby does, grant to the Secretary of the Company (the “Secretary”) Participant’s proxy (the “Proxy”), and shall appoint the Secretary as Participant’s attorney-in-fact (with full power of substitution), to vote or act by written consent with respect to the Restricted Stock in connection with any and all matters, as to which any vote or actions may be requested or required. The Proxy shall be irrevocable and Participant shall take such further action or execute such other instruments as may be reasonably necessary to effectuate the intent of the Proxy and, effective as of the date hereof, Participant shall revoke any proxy previously granted by him with respect to his Restricted Stock. Notwithstanding anything in this Section 3(a)(v) to the contrary, as of the Public Trading Date the Proxy will terminate and be of no further force and effect.
          Once any portion of Participant’s Restricted Stock award has become vested under Section 4, the newly vested shares shall no longer be subject to the preceding restrictions, and shall no longer be considered to be Restricted Stock.
          (b) Any attempt to dispose of Restricted Stock in a manner contrary to the restrictions set forth in this Agreement shall be ineffective.
     4. When Restrictions Lapse. Subject to Section 7, as of the date of the first Stockholder Equity Return Event following the date hereof, the Restricted Stock shall vest and the restrictions set forth in this Agreement shall lapse with respect to the following percentage of the Participant’s shares of Restricted Stock determined by the multiple that the amount realized per share in such Stockholder Equity Return Event represents of $[_____] (the “Initial Value Per Share”) (with linear interpolation for values between 1.75 times Initial Value Per Share and 3.0 times Initial Value Per Share):

Stockholder Equity Return
Event Value Per Share	Percentage Vested
At least 1.75 times the Initial Value Per Share	50%
At least 3.00 times the Initial Value Per Share	100%

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     Upon the occurrence of any change in capitalization or other event described in Section 13 of the Plan, each of the values per share of Common Stock set forth in this Section 4 and in the definition of Stockholder Equity Return Event shall be equitably adjusted in accordance with Section 13 of the Plan to prevent dilution or enlargement of the benefits or potential benefits associated with this Restricted Stock award. All shares of Restricted Stock not vested upon the first Stockholder Equity Return Event to occur following the date hereof pursuant to the above table shall be forfeited immediately without any further action by the Company and the Participant shall have no further rights or interests in such shares.
     5. Issuance of Stock Certificates for Shares. The stock certificate or certificates representing the Restricted Stock shall be issued promptly following the execution of this Agreement, and shall be delivered to the Secretary or such other custodian as may be designated by the Company, to be held until the restrictions have lapsed under Section 4. Such stock certificate or certificates shall bear the following legend:
THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF A RESTRICTED STOCK AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND CPM HOLDINGS, INC. A COPY OF SUCH AGREEMENT IS ON FILE IN THE OFFICES OF, AND WILL BE MADE AVAILABLE FOR A PROPER PURPOSE BY, THE CORPORATE SECRETARY OF CPM HOLDINGS, INC.
Once the restrictions imposed by this Agreement have lapsed with respect to all or any portion of the Restricted Stock, upon the written request of Participant, a stock certificate or certificates for such portion of the Restricted Stock shall be returned and exchanged for new stock certificates without the foregoing legend for the newly vested portion of the Restricted Stock. Upon the written request of Participant, the certificates representing the newly vested shares shall be delivered to Participant (or to the person to whom the rights of Participant shall have passed by will or the laws of descent and distribution) promptly after the date on which the restrictions imposed on such shares by this Agreement have lapsed but not before Participant has made any tax payment to the Company or made other arrangements for tax withholding, as required by Section 6. Once the restrictions imposed by this Agreement have lapsed with respect to all of the Restricted Stock, all certificates held by the Company representing the vested shares shall be delivered promptly to Participant (or to the person to whom the rights of Participant shall have passed by will or the laws of descent and distribution), provided that Participant has made any tax payment to the Company or made other arrangements for tax withholding, as required by Section 6.
     6. Tax Withholding. Whenever the restrictions on Participant’s rights to some or all of the Restricted Stock lapse under Section 4 of this Agreement, the Company shall notify Participant of the amount of tax which must be withheld by the Company under all applicable federal, state and local tax laws. Participant agrees to make arrangements with the Company to (a) remit a cash payment of the required amount to the Company or (b) to authorize the deduction of such amounts from Participant’s compensation.

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     7. Forfeiture On Termination of Employment. Notwithstanding Section 4:
          (a) Except as otherwise set forth in Section 7(b), if the Participant’s employment with the Company or a Subsidiary is terminated for any reason, either by the Company or Participant, during the term of this Agreement, any Restricted Stock remaining subject to the restrictions imposed by this Agreement shall be forfeited immediately and without any further action by the Company.
          (b) Notwithstanding Section 7(a), if, at any time during the period beginning 90 days prior to the date of the Company’s execution of definitive documents evidencing one or more transactions, the consummation of which would result in a Stockholder Equity Return Event, the Participant’s employment with the Company is terminated (i) by the Company without Cause; (ii) by the Participant for Good Reason; (iii) by reason of the Participant’s death or (iv) due to Participant’s inability to engage in the activities required by the Participant’s job by reason of any medically determined physical or mental impairment which can be expected to result in death or which can be expected to last for a continuous period of not less than 12 months, then, as of the date of such consummation transaction(s), the Restricted Stock shall vest and the restrictions set forth in this Agreement shall lapse with respect to that percentage of the Participant’s shares of Restricted Stock that would have become vested pursuant to Section 4 had the Participant remained continuously employed with the Company through the date of the consummation of such transaction(s).
     8. Securities Laws. The Company may from time to time impose any conditions on the transfer of the Restricted Stock as it deems necessary or advisable to ensure that any transfers of the Restricted Stock granted hereunder will satisfy the applicable requirements of federal and state securities laws. Such conditions to satisfy applicable federal and state securities laws may include, without limitation, the partial or complete suspension of the right to transfer the Restricted Stock until the Restricted Stock have been registered under the Securities Act of 1933 or the printing of legends on stock certificates. Participant hereby represents, warrants and agrees as follows, and acknowledges that the Company is relying on the same in issuing the Restricted Stock:
          (a) No Representations. Participant is entering into this Agreement solely on the basis of his own familiarity with the Company and all relevant factors about the Company’s affairs, and the Company has made no express or implied representations, covenants or warranties to Participant with respect to such matters.
          (b) Counsel. Participant has read this Agreement and has been advised or has had the opportunity to be advised by his own legal counsel as to the consequences of entering into this Agreement.
          (c) Access. Participant has had access to all documents, records and books pertaining to the Company or in any way relevant to the purchase of the Restricted Stock and has the opportunity to ask questions of, and receive answers from, the Company and its officers and directors concerning the terms and conditions of the transactions contemplated by this Agreement.

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          (d) Sophistication. Participant has knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in the Restricted Stock and has not utilized any other person to be his personal representative in connection with evaluating such merits and risks.
          (e) Investment Intent. Participant is acquiring the Restricted Stock for his own account with investment intent and not with a view to the resale or distribution of all or any part of such shares.
          (f) Restrictions. Participant agrees that the Company may impose additional restrictions on the sale, pledge or other transfer of the Restricted Stock if, in the sole discretion of the Company and its counsel, such restrictions are necessary and desirable in order to achieve compliance with the provisions of federal or state securities laws.
     9. No Effect on Employment. Neither this Agreement nor the Restricted Stock granted hereunder shall confer upon Participant any right to continued employment with the Company or any Subsidiary, and shall not in any way modify or restrict the Company’s or such Subsidiary’s right to terminate such employment.
     10. Transfer Restrictions.
          (a) Transfer Restrictions; Stockholders Agreement. Except as otherwise set forth in Section 10(b), shares of Restricted Stock held by the Participant that have not become vested pursuant to Section 4 may not be sold, pledged, assigned, hypothecated, transferred, or otherwise disposed of (each, a “Transfer”), without the prior written consent of the Board. On or prior to the date the shares of Restricted Stock held by the Participant that have become vested pursuant to Section 4, the Participant shall become a party to a Subscription Agreement and/or a Stockholders Agreement as may be required by the Company (such agreement or agreements, together, the “Stockholders Agreement”). Shares of Restricted Stock that become vested pursuant to Section 4 may thereafter be Transferred only to the extent permitted by the terms of (x) the Stockholders Agreement or (y) Section 10(b) of this Agreement.
          (b) Exception for Certain Family Transfers. Anything to the contrary contained in this Section 10 notwithstanding, the Transfer of any or all of the shares of Restricted Stock during the Participant’s lifetime or on the Participant’s death by will or intestacy to any Permitted Transferee shall be exempt from the Transfer restrictions set forth in Section 10(a). As used herein, “Permitted Transferee” shall mean, with respect to the Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests, or any other transferee specifically approved by the Administrator (as defined in the Plan) after taking into account any state or federal tax or securities laws applicable to such shares. In such case, the transferee or other recipient shall receive and hold the shares of Restricted Stock so Transferred subject to the provisions of this Section (including any requirement to enter into the Stockholders Agreement) and the Restricted Stock Agreement,

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as applicable, and there shall be no further Transfer of such shares except in accordance with the terms of this Section.
     11. Miscellaneous.
          (a) This Agreement may be executed in one or more counterparts, all of which taken together will constitute one and the same instrument.
          (b) The terms of this Agreement may only be amended, modified or waived by a written agreement executed by both of the parties hereto.
          (c) The validity, performance, construction and effect of this Agreement shall be governed by the laws of the State of New York, without giving effect to principles of conflicts of law.
          (d) This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated herein.
          (e) Except as otherwise herein provided, this Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and of Participant and Participant’s personal representatives.
[SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

CPM HOLDINGS, INC.
By:
Name:
Title:

PARTICIPANT

[Name]

Residence Address

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